Contacts:

Ramina Fakhrutdinova (KZ)	Al Palombo (US)
Public Relations	Global Communications Chief
Freedom Finance JSC	Freedom US Markets
+7 777 377 8868	+1 212-980-4400, Ext. 1013
pr@ffin.kz	apalombo@freedomusmkts.com

FREEDOM HOLDING CORP. APPOINTS NEW BOARD MEMBERS AND ANNOUNCES CREATION OF CHIEF LEGAL OFFICER POSITION

Dr. Kairat Kelimbetov, Andrew Gamble, and Philippe Vogeleer Bring Board Membership to Seven. Jason Kerr Appointed as Chief Legal Officer

ALMATY KAZAKHSTAN & NEW YORK, JUNE 3, 2024 – Freedom Holding Corp. (the “Company”) (NASDAQ: FRHC), a multi-national diversified financial services holding company with a presence through its subsidiaries in 19 countries, today announced the addition of new members to its board of directors and the creation of a chief legal officer position, effective May 28, 2024. Appointees include an employee director and two independent directors, all with a focus on supporting the continued enhancement of corporate governance, enterprise risk management and compliance.

Freedom Holding Corp.’s Expanding Global Footprint…

“It is with great pleasure that we welcome the appointments of Dr. Kairat Kelimbetov, and Messrs. Andrew Gamble and Philippe Vogeleer to the Freedom Holding Corp. board of directors,” commented Timur Turlov, the chairman of the board of directors and CEO of the Company. “As we continue to expand our global footprint in jurisdictions with diverse regulatory, compliance, and operational policies, the board of directors felt it was in the best interest of all stakeholders to augment the expertise of our existing board with new board members who have diverse international enterprise leadership experience, deep and varied global operational and governance knowledge, and worldwide strategic positioning know-how to help Freedom further develop its current operations, as well as establish new business frontiers. We expect that our new board makeup will contribute significantly to the Company’s long-term success,” the CEO stated.

Kairat Kelimbetov, Ph.D.

With nearly three decades of founding and leading high-performing organizations, occupying senior-level government office positions, and serving on numerous boards, Dr. Kelimbetov’s experience includes: being a Founding Governor of the Astana International Financial Center (AIFC) - a key financial hub for the region including Central Asia, the Caucasus, the Eurasian Economic Union, the Middle East, West China, Mongolia, and Eastern Europe; Chairman of the Agency for Strategic Planning and Reforms, Governor of the National Bank of Kazakhstan; Deputy Prime Minister of Kazakhstan; Chairman of the Eurasian Economic Commission; Minister of Economic Development and Trade, Chief Executive Officer of Samruk-Kazyna Sovereign Wealth Fund; Minister of Economy and Budget Planning; Chief of Staff to the President of the Republic of Kazakhstan and Founding CEO of Kazyna Sustainable Development Fund.

Dr. Kelimbetov has driven substantial economic reforms, established and managed major development institutions, and implemented national investment strategies and development policies in Kazakhstan, in addition to playing a significant role in the nation’s macroeconomic policy overhaul, sovereign wealth fund management and the execution of key state and corporate financial transactions.

Dr. Kelimbetov earned a Master of Studies in Sustainability Leadership from the University of Cambridge, a Ph.D. in Economics and a BSc in Computational Mathematics and Cybernetics from Moscow State University. He attended the National Higher School of Public Administration in Almaty, Kazakhstan and he has an Executive Certificate and Pew Economic Freedom Fellowship from the Harvard Kennedy School and the E. Walsh School of Foreign Services at Georgetown University, respectively. He holds honorary professorships from Tsinghua University in Beijing, the Eurasian Economic Club of Scientists Association in Kazakhstan, and an honorary Doctorate of International Relations from the Geneva School of Diplomacy and International Relations.

As an international figure, Dr. Kelimbetov has represented Kazakhstan globally, fostering relations with key investment, business and governmental figures and has published extensively, including co-authoring “A Perfect Storm” a book on sustainable development.

He is a former member of the International Advisory Board of the Ministry of Economy and Planning of the Kingdom of Saudi Arabia and is a frequent participant and speaker at international forums and conferences, including the World Economic Forum in Davos, World Bank and International Monetary Fund annual meetings, the Qatar Economic Forum, CERA Week, the Boao Forum for Asia and the International Finance Forum. Since May, 2023, Dr. Kelimbetov has held the role of Strategic Advisor at Freedom Horizons, a subsidiary of the Company, and is considered an employee director.

Andrew Gamble

Mr. Gamble’s nearly 50-year legal and advisory career includes tenures in Asia, Africa, South America and Europe, and he has led teams that have acted for the governments of Sierra Leone, Guyana, Mozambique and Ethiopia. As a partner in the international American-British law firm Hogan Lovells, his legal career has involved advising banks and structuring financings for numerous international entities in the Middle East and CIS, including Kazakhstan.

While at Hogan Lovells Mr. Gamble held several senior management positions such as Head of International Banking, London Regional Managing Partner, member of the International Management Board and Head of the Africa Practice, and he was instrumental in the opening of the firm’s offices in Moscow, Warsaw, Dubai and Johannesburg. He also served in Hogan Lovells’ Frankfurt office. He has deep financial sector expertise and was retained by the British Government to advise on the securitization of over £2 billion in loans to the higher education sector in the United Kingdom.

Mr. Gamble currently works as an independent consultant on corporate, legal and finance matters, which includes serving as an independent director on several boards. He is on the board of Africa Credit Opportunities Limited, and recently stepped down from the board of Zenith Bank (UK) Limited. He is chairman of the board of Grata International, a Swiss verein which acts as a holding company for the various offices of a regional law firm focused on the former Soviet Union and neighboring countries.

Mr. Gamble’s charitable work has included serving as a director and trustee of ENT UK, and he has advised the Royal College of Surgeons of England in several capacities. He has authored, co-authored, contributed to, and edited numerous financial and legal publications.

He earned his Bachelor of Arts Law, with Honours, from St. Catharine’s College in Cambridge and his professional qualifications at the College of Law, Guildford.

Philippe Vogeleer

Mr. Vogeleer is a Chartered Director specialized in creating partnerships between corporations, governments and international organizations. He has lived in ten countries, worked in over 100. He has managed teams ranging in size from one to over 3000, with corresponding profit and loss responsibility. Mr. Vogeleer started his career advising companies such as Telenor, Bertelsmann and Orange for Deloitte before moving to various operational roles in mobile operators for Orange and Ooredoo in Europe, the Middle East, and Asia. He joined Vodafone Group in early 2012, where he originally handled negotiations as corporate diplomat before advancing to work on investment partnerships with large multi-national corporations; global mobile network operators; public authorities in Europe, the Middle East, and in Africa; and with international organizations such as British International Investment, the European Investment Bank, the World Bank Group, the U.S. International Development Finance Corporation, and the U.S. Agency for International Development. Recent successes include various European transactions; new mobile licenses in the Middle East and in Africa; obtaining significant public subsidies to support the creation of R&D centers in Spain and Germany; the largest win for Vodafone in emerging markets in 25 years; and the largest deal between Vodafone and the World Bank Group ever. He now advises a small number of companies as a non-executive, teaches to MBA students, and supports the work of various international charities including Global Citizen.

Mr. Vogeleer earned his Bachelor’s degree in law from UCL, Belgium; completed postgraduate courses in Telecoms Law at KUL, Belgium, and in competition law at King’s College in London, United Kingdom; and obtained a Master's degree in Law, from UCL, Belgium; a Master’s degree in Media, from the University of Stirling in the United Kingdom; an executive Master’s degree in business administration, from Insead (Cedep), France; and a Master’s degree in corporate governance from the Institute of Directors, in the United Kingdom.

Former Company Board Member, Jason Kerr, to Take on Role of Chief Legal Officer (“CLO”)…

“I am also pleased to announce the creation of a CLO position for the Company. This new role is designed to assist us in establishing a unified legal structure across the enterprise and improve the coordination of the multi-jurisdictional legal affairs of the Company. Working with local legal teams, the CLO will occupy a vital role for the Company as we continue to develop our business segments internationally, and will aid in our regulatory compliance,” commented Turlov. “Our former board member, Jason Kerr, has resigned his position as a Freedom Holding Corp. member of the board of directors and has agreed take on this role. We expect that his time as a Freedom Holding Corp. director, coupled with his experience as both in-house and external legal counsel, will serve him well in this capacity,” he added.
Mr. Kerr earned his Bachelor of Science degree in economics (Phi Beta Kappa) and a Juris Doctor from the University of Utah in 1998 where he was named a William H. Leary Scholar. He was a founding member of the commercial litigation firm of Price, Parkinson & Kerr and served as the General Counsel of Basic Research, LLC, a food, cosmetic and dietary supplement company. Mr. Kerr was a partner in the insurance practice at the law firm of Plant, Christensen & Kanell, and a commercial litigator at Lewis Roca. During Mr. Kerr’s 26 year legal career, he has represented clients in many industries, including some of the largest casualty and life, health and disability insurance companies in the world, real estate developers, lenders, construction companies, international food ingredient manufacturers, cosmetic companies, a textile firm, and dietary supplement companies in commercial transactions, regulatory matters, international trade and litigation, including complex commercial litigation and class action defense.

About Freedom Holding Corp.

Freedom Holding Corp., a Nevada corporation, is a diversified financial services holding company conducting retail securities brokerage, securities trading, investment research, investment counseling, investment banking and underwriting services, mortgages, insurance, and commercial banking as well as several ancillary businesses which complement its core financial services businesses, all through its subsidiaries, operating under the name Freedom24 in Europe and Central Asia, and Freedom Capital Markets in the United States. Through its subsidiaries, Freedom Holding Corp. employs more than 6,000 people and is a professional participant in the Kazakhstan Stock Exchange, the Astana International Exchange, the Republican Stock Exchange of Tashkent, the Uzbek Republican Currency Exchange, and is a member of the New York Stock Exchange and the Nasdaq Stock Exchange.

Freedom Holding Corp. is headquartered in Almaty, Kazakhstan, and has operations and subsidiaries in 19 countries, including Kazakhstan, the United States, Cyprus, Poland, Spain, Uzbekistan, and Azerbaijan, among others.

Freedom Holding Corp.'s common shares are registered with the United States Securities and Exchange Commission and are traded under the symbol FRHC on the Nasdaq Capital Market, operated by Nasdaq, Inc.
To learn more about Freedom Holding Corp., visit www.freedomholdingcorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking" statements, including with respect to Freedom Holding Corp.'s potential for future growth and success, the contribution of existing and new board of directors members to any potential success, the success of the Company’s former board member in the newly created role of chief legal officer, and the potential of any enhancement of corporate governance, enterprise risk management, and compliance for the Company. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as "expect," "new," "plan," "seek," and "will," or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions, and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions, and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, and regulatory risks and factors identified in the Company's periodic and current reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Website Disclosure

Freedom Holding Corp. intends to use its website, https://ir.freedomholdingcorp.com, as a means for disclosing material non-public information and for complying with U.S. Securities and Exchange Commission Regulation FD and other disclosure obligations.

View source version on businesswire.com:
https://www.businesswire.com/news/home/20240603448070/en/

Ramina Fakhrutdinova (KZ)
Public Relations
Freedom Finance JSC
+7 777 377 8868
pr@ffin.kz

Al Palombo (US)
Global Communications Chief
Freedom US Markets
+1 212-980-4400, Ext. 1013
apalombo@freedomusmkts.com

Source: Freedom Holding Corp.